Exhibit 3.2

BYLAWS

OF

LYNTRIS INC.

A Delaware corporation

(Adopted as of July 8, 2026)

ARTICLE I

OFFICES

The registered office of Lyntris Inc. (the “Corporation”) shall be located in the state of Delaware and shall be at such address as shall be set forth in the Certificate of Incorporation. The registered agent of the Corporation at such address shall be as set forth in the Certificate of Incorporation. The Corporation may also have such other offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1. Annual Meeting: The annual meeting of stockholders for the election of directors and the transaction of any other business shall be held on such date and at such time and in such place, either within or without the State of Delaware, as shall from time to time be designated by the Board of Directors. At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute or the Certificate of Incorporation.

Section 2. Special Meetings: Special meetings of the stockholders for any purpose may be called at any time by the Board of Directors. Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

Section 3. Notice of Meetings: Written notice of the time and place of any stockholders’ meeting, whether annual or special, shall be given to each stockholder entitled to vote thereat, by personal delivery, by email or by mailing the same to such stockholder at such stockholder’s address as the same appears upon the records of the Corporation at least ten (10) days but not more than sixty (60) days before the day of the meeting. Notice of any adjourned meeting need not be given except by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.

Section 4. Quorum: Any number of stockholders, together holding at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws.

Section 5. Adjournment of Meetings: If less than a quorum shall attend at the time for which a meeting shall have been called, the meeting may adjourn from time to time by a majority vote of the stockholders present or represented by proxy and entitled to vote without notice other than by announcement at the meeting until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a majority vote of the stockholders present or represented by proxy and entitled to vote. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

Section 6. Voting List: The Secretary shall prepare and make available, at least ten (10) days before every election of directors, a complete list of the stockholders entitled to vote, arranged in alphabetical order and showing the address of each stockholder and the number of shares of each stockholder. Such list shall be open at the place where the election is to be held for said ten (10) days, to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

Section 7. Voting: Each stockholder entitled to vote at any meeting may vote either in person or by proxy, but no proxy shall be voted on or after three (3) years from its date, unless said proxy provides for a longer period. Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote shall at every meeting of the stockholders be entitled to one vote for each share of stock registered in such stockholder’s name on the record of stockholders. At all meetings of stockholders all matters, except as otherwise provided by statute, shall be determined by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the subject matter. Voting at meetings of stockholders need not be by written ballot.

Section 8. Record Date of Stockholders: The Board of Directors is authorized to fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purposes, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after such record date fixed as aforesaid.

Section 9. Action Without Meeting: Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested and by email to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 10. Conduct of Meetings: The Chairman of the Board of Directors, or if there be none, or in the Chairman’s absence, the President shall preside at all regular or special meetings of stockholders. To the maximum extent permitted by law, such presiding person shall have the power to set procedural rules, including but not limited to rules respecting the time allotted to stockholders to speak, governing all aspects of the conduct of such meetings.

ARTICLE III

DIRECTORS

Section 1. Number and Qualifications: The Board of Directors shall consist initially of one director, and thereafter shall consist of such number as may be fixed from time to time by resolution of the Board of Directors. The directors need not be stockholders.

Section 2. Election of Directors: The directors shall be elected by the stockholders at the annual meeting of stockholders.

Section 3. Duration of Office: The directors chosen at any annual meeting shall, except as hereinafter provided, hold office until the next annual election and until their successors are elected and qualified, or their earlier resignation or removal.

Section 4. Removal and Resignation of Directors: Except as set forth in the Certificate of Incorporation, any director may be removed from the Board of Directors, with or without cause, by the holders of a majority of the shares of capital stock entitled to vote, either by written consent or consents or at any special meeting of the stockholders called for that purpose, and the office of such director shall forthwith become vacant.

Any director may resign at any time. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

Section 5. Filling of Vacancies: Any vacancy among the directors, occurring from any cause whatsoever, may be filled by a majority of the remaining directors, though less than a quorum, provided, however, that the stockholders removing any director may at the same meeting fill the vacancy caused by such removal, and provided, further, that if the directors fail to fill any such vacancy, the stockholders may at any special meeting called for that purpose fill such vacancy. In case of any increase in the number of directors, the additional directors may be elected by the directors in office before such increase.

Any person elected to fill a vacancy shall hold office, subject to the right of removal as hereinbefore provided, until the next annual election and until such person’s successor is elected and qualified, or their earlier resignation or removal.

Section 6. Regular Meetings: The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum of directors is present. Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors.

Section 7. Special Meetings: Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, if any, or by the President or by any two directors.

Section 8. Notice and Place of Meetings: Meetings of the Board of Directors may be held at the principal office of the Corporation, or at such other place as shall be stated in the notice of such meeting. Notice of any special meeting, and, except as the Board of Directors may otherwise determine by resolution, notice of any regular meeting, shall be sufficiently given if delivered to such director at his or her residence or usual place of business by mail at least two (2) days before the day on which the meeting is to be held, or delivered by email, personally or by telephone, not later than the day before the day on which the meeting is to be held. No notice of the annual meeting of the Board of Directors shall be required if it is held immediately after the annual meeting of the stockholders and if a quorum is present.

Section 9. Business Transacted at Meetings, etc.: Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by statute.

Section 10. Quorum: A majority of the Board of Directors at any time in office shall constitute a quorum. At any meeting at which a quorum is present, the vote of a majority of the members present shall be the act of the Board of Directors unless the act of a greater number is specifically required by the General Corporation Law of the State of Delaware (the “DGCL”) or by the Certificate of Incorporation or these Bylaws. The members of the Board of Directors shall act only as the Board of Directors and the individual members thereof shall not have any powers as such.

Section 11. Compensation: The directors shall not receive any stated salary for their services as directors, unless otherwise determined by resolution of the Board of Directors, which compensation may include a fixed fee and expenses of attendance at each meeting. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

Section 12. Action Without a Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or committee.

Section 13. Meetings Through Use of Communications Equipment: Members of the Board of Directors, or any committee designated by the Board of Directors, shall, except as otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, have the power to participate in a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

ARTICLE IV

COMMITTEES

Section 1. Executive Committee: The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate two or more of their number to constitute an Executive Committee to hold office at the pleasure of the Board of Directors, which Committee shall, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, subject only to such restrictions or limitations as the Board of Directors may from time to time specify, or as limited by the DGCL, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

Any member of the Executive Committee may be removed at any time, with or without cause, by a resolution of a majority of the whole Board of Directors.

Any person ceasing to be a director shall ipso facto cease to be a member of the Executive Committee.

Any vacancy in the Executive Committee occurring from any cause whatsoever may be filled from among the directors by a resolution of a majority of the whole Board of Directors.

Section 2. Other Committees: Other committees, whose members need not be directors, may be appointed by the Board of Directors or the Executive Committee, which committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors or the Executive Committee.

Any member of such a committee may be removed at any time, with or without cause, by the Board of Directors or the Executive Committee. Any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors or the Executive Committee.

Section 3. Resignation: Any member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

Section 4. Quorum: A majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall not have any powers as such.

Section 5. Record of Proceedings, etc.: Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.

Section 6. Organization, Meetings, Notices, etc.: A committee may hold its meetings at the principal office of the Corporation, or at any other place which a majority of the committee may at any time agree upon. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Executive Committee, any notice of a meeting of such committee may be given by the Secretary or by the chairman of the committee and shall be sufficiently given if delivered to each member at his or her residence or usual place of business by mail at least two (2) days before the day on which the meeting is to be held or delivered by email, personally or by telephone not later than twenty-four (24) hours before the time at which the meeting is to be held.

Section 7. Compensation: The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.

ARTICLE V

OFFICERS

Section 1. Number: The officers of the Corporation shall be a President and a Secretary and such other officers as may be appointed in accordance with the provisions of this ARTICLE V. The Board of Directors in its discretion may also elect a Chairman of the Board of Directors.

Section 2. Election, Term of Office and Qualifications: The officers, except as provided in Section 3 of this ARTICLE V, shall be chosen annually by the Board of Directors. Each such officer shall, except as herein otherwise provided, hold office until such officer’s successor shall have been chosen and shall qualify. Except as otherwise provided by law, any number of offices may be held by the same person.

Section 3. Other Officers: Other officers, including one or more vice-presidents, assistant secretaries, treasurer or assistant treasurers, may from time to time be appointed by the Board of Directors, which other officers shall have such powers and perform such duties as may be assigned to them by the Board of Directors.

Section 4. Removal of Officers: Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors.

Section 5. Resignation: Any officer of the Corporation may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.

Section 6. Filling of Vacancies: A vacancy in any office shall be filled by the Board of Directors.

Section 7. Compensation: The compensation of the officers shall be fixed by the Board of Directors, or by any committee upon whom power in that regard may be conferred by the Board of Directors.

Section 8. Chairman of the Board of Directors: The Chairman of the Board of Directors, if any, shall be a director and shall preside at all meetings of the stockholders and the Board of Directors, and shall have such powers and perform such duties as may from time to time be assigned to such person by the Board of Directors.

Section 9. President: In the absence of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall have power to call special meetings of the stockholders or of the Board of Directors or of the Executive Committee at any time. The President shall have general supervisory authority over the other officers of the Corporation and shall have and exercise all such powers and discharge such duties as usually pertain to the office of President, subject to the direction of the Board of Directors and except as otherwise provided herein with respect to the Chief Executive Officer.

Section 10. Chief Executive Officer: The Chief Executive Officer shall have the general direction of the business, affairs, and property of the Corporation. The Chief Executive Officer shall have authority over all officers of the Corporation in matters relating to the day-to-day operations of the Corporation’s business and shall have and exercise all such powers and discharge such duties as usually pertain to the office of Chief Executive Officer, subject to the direction of the Board of Directors. The same person may hold the offices of President and Chief Executive Officer simultaneously if so determined by the Board of Directors.

Section 11. Vice-Presidents: The vice-president, or vice-presidents if there is more than one, shall, subject to the direction of the Board of Directors, at the request of the President or the Chief Executive Officer, or in the absence of the President and the Chief Executive Officer, or in case of the inability of the President and the Chief Executive Officer to perform his or her duties from any cause, perform the duties of the President and the Chief Executive Officer, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President and the Chief Executive Officer. The vice-presidents shall also perform such other duties as may be assigned to them by the Board of Directors, and the Board of Directors may determine the order of priority among them.

Section 12. Secretary: The Secretary shall perform such duties as are incident to the office of Secretary, or as may from time to time be assigned to such person by the Board of Directors, or as are prescribed by these Bylaws.

ARTICLE VI

CAPITAL STOCK

Section 1. Issue of Certificates of Stock: Shares of the capital stock of the Corporation will be uncertificated, as provided under the DGCL, unless otherwise determined by the Board of Directors.

Section 2. Registration and Transfer of Shares: The name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by such person. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on delivery of an assignment or power of transfer. A record shall be made of each transfer.

ARTICLE VII

DIVIDENDS, SURPLUS, ETC

Section 1. General Discretion of Directors: The Board of Directors shall have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether if any, part of the surplus or net profits of the Corporation shall be declared as dividends and paid to the stockholders, and to fix the date or dates for the payment of dividends.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 1. Fiscal Year: The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 2. Corporate Seal: The corporate seal, if any, shall be in such form as approved by the Board of Directors and may be altered if so determined by the Board of Directors. The corporate seal, if any, may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced.

Section 3. Notices: Except as otherwise expressly provided, any notice required by these Bylaws to be given shall be sufficient if given by personal delivery, by mail at such person’s address, with postage thereon prepaid, or by email, to the person entitled thereto at such person’s email address, as the same appears upon the books of the Corporation, and such notice shall be deemed to be given at the time it is delivered (with no error message received).

Section 4. Waiver of Notice: Any stockholder or director may at any time, by writing waive any notice required to be given under these Bylaws, and if any stockholder or director shall be present at any meeting his, her or its presence shall constitute a waiver of such notice.

Section 5. Checks, Drafts, etc.: All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be designated by resolution of the Board of Directors.

Section 6. Deposits: All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by such agents of the Corporation as the Board of Directors or the President may authorize for that purpose.

Section 7. Voting Stock of Other Corporations: Except as otherwise ordered by the Board of Directors or the Executive Committee, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation of which the Corporation is a stockholder and to execute a proxy to any other person to represent the Corporation at any such meeting, and at any such meeting the President or Vice President or the holder of any such proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of such stock and which, as owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors or the Executive Committee may from time to time confer like powers upon any other person or persons.

Section 8. Indemnification of Officers and Directors: The Corporation shall indemnify any and all of its directors or officers, including former directors or officers, and any employee, who shall serve as an officer or director of any corporation at the request of this Corporation, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.

ARTICLE IX

AMENDMENTS

The Board of Directors shall have the power to make, rescind, alter, amend and repeal these Bylaws, provided, however, that the stockholders shall have power to rescind, alter, amend or repeal any bylaws made by the Board of Directors, and to enact bylaws which if so expressed shall not be rescinded, altered, amended or repealed by the Board of Directors. No change of the time or place for the annual meeting of the stockholders for the election of directors shall be made except in accordance with the laws of the State of Delaware.

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